RETENTION AND SEPARATION AGREEMENT

     Agreement made as of this 30 day of March, 2015 between YOU ON DEMAND HOLDINGS, INC., a Nevada Corporation (the “Company”) and MARC URBACH, an individual residing at 79 Greenhill Road, Springfield, New Jersey, 07081 (“Executive”) (the “Retention and Separation Agreement”).

BACKGROUND

     The Company and Executive entered into an Employment Agreement dated January 31, 2014 (the “Employment Agreement”) pursuant to which Executive has served as President and Chief Financial Officer of the Company. The Company now wishes to terminate the Employment Agreement as of March 31, 2015 on the terms set forth herein, without Executive invoking any right to resign with good reason, while retaining the services of Executive thereafter as a Consultant pursuant to the terms of a consulting agreement (the “Consulting Agreement”) to be entered into simultaneously with the execution of this Retention and Separation Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.      Termination of Executive’s Employment. The Company hereby terminates Executive’s employment without cause, in accordance with Section 4.4 of the Employment Agreement, effective March 31, 2015, (the “Termination Date”). Provided that the Company complies in full with the terms of this Retention and Separation Agreement, Executive hereby waives further notice of such Termination, and waives any right he may have to invoke his right to terminate his employment with good reason based on any actions of the Company prior to this date, and based on the transactions contemplated hereby.

     2.      Resignation as Officer, Director, and Plan Fiduciary. To the extent that, as of the Termination Date Executive has not previously resigned from any position as an officer, director, trustee, plan administrator or fiduciary with respect to the Company, and each of its parents, subsidiaries, affiliates, and any of their employee benefit or pension plans, Executive shall be deemed to have resigned all such positions as of the Termination Date without further action on the part of Executive or the Company.

     3.      Severance.

               3.1      Except as they are modified herein, the Company acknowledges its obligation to pay to Executive the Severance Payments and benefits provided in Sections 5.1.1. (i)(A), (ii), (iii), (iv) and (v) of the Employment Agreement.

               3.2      The terms of Section 5.1.2 of the Employment Agreement shall apply to all outstanding unvested options, warrants or restricted stock, and all vested options and warrants granted to Executive.

               3.3      The eighteen (18) month severance payment shall be paid to Executive in a lump sum within the later of ten (10) days after the Termination Date, or the date of the delivery of Executive’s General Release to the Company pursuant to paragraph 4 below.

               3.4      At Executive’s option, Executive may elect not to participate in the Company’s health insurance plan, and shall be paid in lieu thereof the sum of $47,586.12, representing 80% of the cost to the Company of such coverage, which shall be paid to him in a lump sum within ten (10) days of his delivering his election to the Company.

               3.5      At the time of payment of the Severance Payment Executive shall be paid an additional payment equal to four (4) weeks base salary on account of vacation time earned but not taken by Executive.

               3.6      Executive shall not be required to mitigate the Severance Payments by seeking other employment or otherwise rendering services for compensation and such payments shall not be reduced or abated by reason of any compensation (in whatever form) earned by Executive on account of any other employment or rendering of services, without regard to when such compensation is paid.

               3.7      In the event that Executive’s employment is terminated for any reason other than for cause prior to March 31, 2015, the date of such earlier termination shall be the Termination Date and all amounts payable hereunder and all other terms and conditions of this Retention and Separation Agreement shall be due and/or shall apply as of that date.

     4.      Releases. Within forty-five (45) days of the Termination Date, Executive shall sign and deliver to the Company a General Release in the form attached hereto as Exhibit A. At the time of this delivery of the General Release to the Company, the Company shall deliver to the Executive its duly executed General Release in the form attached hereto as Exhibit B. In the event of Executive’s death prior to payment of the Severance Payments, the payments shall be made to Executive’s Estate upon delivery of a release executed by the Estate, and the Company shall deliver its release to the Estate.

     5.      Insurance. For a period of seven (7) years from the Termination Date, the Company shall maintain in effect directors and officers insurance in an amount not less than the amount maintained as of the present date, which shall cover Executive with respect to his conduct, actions or omissions as an officer, director, manager, employee or agent of the Company (or any parent, subsidiary, affiliate or benefit plan of the Company or any of the foregoing).

     6.      Survival of Obligations. The provisions of this Retention and Separation Agreement and the provisions of the Employment Agreement which by their terms or substance contemplate continuing effect shall survive the termination of such Agreements.

     7.      Consulting Agreement. Simultaneous with the execution of this Retention and Separation Agreement, Executive and the Company shall execute and deliver to the other the Consulting Agreement, in the form attached hereto as Exhibit C.

     8.      Confidentiality.

          8.1      This Retention and Separation Agreement and the Exhibits hereto are confidential and the Parties shall not disclose any information regarding their terms, except that Executive may disclose them to Executive’s immediate family and any tax, legal or other counsel that he has consulted regarding the meaning or effect hereof or as required by law. Executive will instruct each of the foregoing not to disclose the same to anyone. The Company agrees to disclose any such information only to any tax, legal or other counsel of the Company or as required by law.

          8.2      Any non-disclosure provision in this Retention and Separation Agreement does not prohibit or restrict either Party from responding to any inquiry about this Retention and Separation Agreement or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other self-regulatory organization or governmental entity.

     9.      Interpretation; Merger.

          9.1      Whenever possible, each provision of this Retention and Separation Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Retention and Separation Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          9.2      This Retention and Separation Agreement (and the Employment Agreement to the extent preserved herein) constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case concerning the subject matter hereof.

     10.      Public Announcements. The text of all statements or releases given to the employees or business associates of the Company or issued to the press regarding this agreement or the termination of Executive’s employment shall be mutually agreed to by Executive and the Company.

     11.      Governing Law. This Retention and Separation Agreement shall be governed by and construed in accordance with the internal law of the State of New York without application of its principles of conflict of laws.

     12.      Exclusive Jurisdiction and Venue. Any action involving a dispute arising out of or relating to this Retention and Separation Agreement or the Exhibits hereto, their performance, interpretation or effect shall be brought in the federal or state courts located in the County of New York, which shall have exclusive jurisdiction thereof. The parties hereby submit to the personal jurisdiction of such Courts and waive any objection based on improper or inconvenient forum, and any right to seek dismissal or transfer on such basis.

     13.      Amendment; Assignment; Binding Effect; Counterparts and Signature. The terms of this Retention and Separation Agreement may be amended only by a writing signed by all Parties. This Retention and Separation Agreement may be assigned by the Company only in connection with a sale or transfer of all or substantially all of its assets and business. The Retention and Separation Agreement shall be binding upon and inure to the benefit of the parties, their heirs, executors, personal representatives, successors and permitted assigns. This Retention and Separation Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Retention and Separation Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including .pdf files), shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

      IN WITNESS WHEREOF, the parties have each executed this Agreement as of the date first set forth above.

YOU ON DEMAND HOLDINGS, INC

By: /s/ WEICHENG LIU
Name: Weicheng Liu
Title: Chief Executive Officer

/s/ MARC URBACH
MARC URBACH